UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

2678 Point Grey Road, Vancouver, British Columbia, Canada V6K 1A5

(Address of principal executive offices)

(604) 732-9583

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Description

Page No.

Cautionary Note Regarding Forward-Looking Statements

1

Explanatory Note

2

Item 2.01 – Completion of Acquisition or Disposition of Assets

2

Glossary of Mining Terms Used in this Current Report

3

Description of Business

8

Risk Factors

26

Financial Information

34

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

34

Description of Properties

38

Security Ownership of Certain Beneficial owners and Management

38

Directors and Executive Officers

39

Executive Compensation

41

Certain Relationships and Related Transactions

41

Legal Proceedings

42

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

42

Recent Sales of Unregistered Securities

44

Description of Securities

44

Indemnification of Directors and Officers

45

Financial Information and Supplementary Data

45

Changes in and Disagreements with Accountants

45

Item 5.01 Changes in Control of Registrant

45

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

45

Item 8.01 Other Events

46

Item 9.01 Financial Statements and Exhibits

46

Signatures

47

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors and shareholders are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "Riel" or "KHR" are to the Cambodian riel. According to the exchange rate average during the 2008 year, the fluctuation has been around 2.5%. As of July 31, 2008, the Corporation is using the “mean” i.e. US $1 = 4,000 Riel when conversion is required.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by the Registrant, Elray Resources, Inc. (“Elray”) in connection with the closing of a share exchange transaction (the “Share Exchange Transaction”) under share exchange agreement dated May 31, 2008 between Elray and Angkor Wat Minerals Ltd., a Cambodian company (“Angkor Wat”) in which the Company acquired all of the issued and outstanding capital stock (the “Angkor Wat Shares”) of Angkor Wat in exchange for the issuance of 30,000,000 shares of its common stock to the shareholders of Angkor Wat.

The Company has already reported, in Current Report on Form 8-K filed on June 5, 2008, as amended by Current Report on Form 8-K/A filed on July 17, 2008, the Company’s entry into the Share Exchange Agreement.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The Share Exchange Transaction closed on August 12, 2008 with the tendering by the shareholders of Angkor Wat of the Angkor Wat Shares and the issuance to the tendering shareholders of 30,000,000 shares of the common stock of Elray. Concurrently with the closing, Shaun D. Langford, the sole director and officer of Elray, returned to treasury for cancellation 30,000,000 shares of the common stock of Elray beneficially owned by him.

The persons from whom the Angkor Wat Shares were acquired are as follows: Barry J Lucas, Borey Cham and Michael J Malbourne. Prior to the closing of the Share Exchange Transaction, there was no material relationship between these persons and Elray, or any of the officers and directors of Elray. The consideration given for the assets acquired was 30,000,000 shares of the common stock of Elray.

Company’s Pre-acquisition Organizational History

Prior to the Share Exchange Transaction, Elray was  an exploration stage company conducting explorations in British Columbia, Canada. Elray was incorporated in the State of Nevada on December 13, 2006. Elray did not own any interest in any property, but merely had the right to conduct exploration activities on one property, the DL Claim, situated in the Osoyoos Mining District of British Columbia, Canada. Elray intended to explore for gold on the property. It did not own any subsidiary company.

Company’s Post-acquisition Organizational Structure

Following Elray’s acquisition of Angkor Wat, Angkor Wat became the direct, wholly-owned subsidiary of Elray. Angkor Wat does not have any subsidiary.

Upon the acquisition of Angkor Wat, the primary business of Elray is carried out by Angkor Wat. Therefore, in the remainder of this Current Report on Form 8-K and its exhibits, “we, us or our” refers to Angkor Wat Minerals Ltd.

GLOSSARY OF MINING TERMS USED IN THIS CURRENT REPORT

Abrasion - A form of mechanical weathering that occurs when loose fragments or particles of rocks and minerals that are being transported, as by water or air, collide with each other or scrape the surfaces of stationary rocks.

Adit - An underground entry that is open on one end (both entrance and exit) as opposed to a tunnel - that is open on both ends.

Aeoromagnetic - Measurements of the Earth's magnetic field gathered from aircraft. Magnetometers towed by an airplane or helicopter can measure the intensity of the Earth's magnetic field. The differences between actual measurements and theoretical values indicate anomalies in the magnetic field, which in turn represent changes in rock type or in thickness of rock units.

Anomaly - Any deviation from the norm (generally an increase in value) which may indicate the presence of mineralization in the underlying rock.

Artisanal - An artisanal miner is, in effect, a subsistence miner, who often undertakes the activity of mining gold seasonally – for example crops are planted in the rainy season, and mining is pursued in the dry season. They are not officially employed by a mining company, but rather work independently, mining or panning for gold using their own resources.

Base metal - The collective term for any and all non-precious metals. (eg. copper, lead, zinc, nickel, etc.)

Carboniferous period - A division of geological time from 360 to 290 million years ago. Named after the extensive coal seams ('carbon') deposited at the time.

Copper - A reddish or salmon-pink isometric mineral, the native metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished.

Cretaceous - The final period of the Mesozoic era (after the Jurassic and before the Tertiary period of the Cenozoic era), thought to have covered the span of time between 144 and 65 million years ago; also, the corresponding system of rocks. It is named after the Latin word for chalk (“creta”) because of the English chalk beds of this age.

Eluvial - In geology, eluvium or eluvial deposits are those geological deposits and soils that are derived by in situ weathering or weathering plus gravitational movement or accumulation.

Epithermal - deposits found on or just below the surface close to ancient vents or volcanoes, formed at low temperature and pressure.

Encumbrance – Documents that may have a legal implication with respect to the mineral title against which they are registered but that have no effect on title ownership or status of a tenure for the purposes of the registry and are registered for information purposes.

Expiry Date - The date to which a claim is in good standing, which is one year after the date that a claim is recorded or registered, and thereafter including a revised expiry date.

Faults - In geology, faults are discontinuities (cracks) in the Earth's crust that are the result of differential motion within the crust. Faults are the source of many earthquakes that are caused by slippage vertically or laterally along the fault. The largest examples are at tectonic plate boundaries, but many small faults are known to exist that are far from active plate boundaries.

Feldspars - A group of rock-forming minerals, considered to be the most abundant of all minerals. All are aluminum silicates of soda, potash, or lime and all are closely related in structure and composition. Feldspars are the principal constituents of igneous and plutonic rocks.

Geochemical sampling - A method used to detect concealed bodies of metallic ores by means of chemical techniques. Samples of rock, soil or plant matter are gathered from a predefined area and sent to an analytical chemical laboratory to be measured for metal or mineral content.

Geological mapping -  The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map

Geophysics - The study of the earth by quantitative physical methods, especially by seismic reflection and refraction, gravity, magnetic, electrical, electromagnetic, and radioactivity methods.

Geophysical survey - A method used to determine the physical parameters of rock formations for the purpose of detecting a potential metallic source. Common properties measured include magnetism, specific gravity and electrical conductivity.

Glaciation - The process of covering the earth with glaciers or masses of ice.

Global Positioning System (GPS) – A satellite-based, positioning and navigation system that provides continuous, accurate and instantaneous positioning anywhere on earth.

Gold - A heavy, soft, yellow, ductile, malleable, metallic  element.

Granodiorite - a granular intrusive quartzose igneous rock intermediate between granite and quartz-containing diorite with plagioclase predominant over orthoclase.

Greenstone - a metamorphic (cooked) rock whose green color is due to the presence of chlorite, epidote or actinolite. Commonly a loose term used to describe deformed, recrystallized volcanic and/or sedimentary rock which has a high amphibole content as a result of its original bulk composition.

Ground Survey – The verification of the position of the legal posts of a tenure on the ground using GPS coordinates.

Hornfels - Metamorphic rock formed by rocks heated by contact with a hot igneous body. It is fine-grained, brittle, and lacks foliation (a planar structure).  Hornfels may contain minerals only formed under conditions of great heat, such as andalusite, Al2SiO5, and cordierite, (Mg,Fe)2Al4Si5O18. This rock, originating from sedimentary rock strata, is found in contact with large igneous intrusions where it represents the heat-altered equivalent of the surrounding clays. Its hardness makes it suitable for road building and railway ballast.

Igneous - One of the three basic categories into which rocks can be classified, of which the other two are sedimentary and metamorphic. Igneous rocks are formed when molten rock (magma) cools and solidifies, with or without crystallization, either below the surface as intrusive (plutonic) rocks or on the surface as extrusive (volcanic) rocks. This magma can be derived from either the Earth's mantle or pre-existing rocks made molten by extreme temperature and pressure changes. Over 700 types of igneous rocks have been described, most of them formed beneath the surface of the Earth's crust.

Intermontane - Between mountains.

Intrusive rocks - Igneous rocks that crystallize below Earth's surface.

Intrusion - An igneous rock body that formed from magma that forced its way into, through or between subsurface rock units.

Jurassic - The geological period between 210 and 140 million years ago.

Lode - A rich accumulation of minerals in solid rock. Frequently in the form of a vein, layer or an area with a large concentration of disseminated particles. (See placer deposit for contrast.)

Magnetometer - A scientific instrument used to detect disturbances and irregularities in the earth's magnetic field caused by the presence of metal, excavated areas, burned areas, or other disturbances in the soil.

Massive - A term used in reference to a rock unit that is homogeneous in texture, fabric and appearance.

Mesothermal - Of a hydrothermal mineral deposit, formed at great depth at temperatures of 200-300°C.

Metamorphic rocks - Sometimes sedimentary and igneous rocks are subject to pressures so intense or heat so high that they are completely changed. They become metamorphic rocks, which form while buried within the Earth's crust. The process of metamorphism does not melt the rocks, but instead transforms them into denser, more compact rocks.

Mineral - Naturally occurring, inorganic solid with a definite chemical composition and an ordered internal structure.

Mineralogy -  The study of minerals - their composition, structure, formation, uses, properties, occurrence and geographic distribution.

Mineral Claim - A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore for and extract minerals

Mineral Tenement – An authority for exploration or mining purposes.

Mobile metal ion (MMI) - A proprietary soil sampling method and digestive chemical packages used in soil sample preparation prior to multi-element analyses for a variety of elements.

Mullock - Rock refuse from which gold, other minerals or other valuable material, for example opal, has been extracted. Mullock can also be generated in the search for minerals or during the mining process, for example when sinking a shaft.

National Topographic System (NTS) – Latitude and Longitude – The system whereby a location on the earth's surface is measured in degrees, minutes, and seconds in relation to the equator and the Prime Meridian that intersects Greenwich, England, and is referred to as Latitude and Longitude.

Ore - A mixture of mineralized rock from which at least one  of the metals can be extracted at a profit.

Overburden - Worthless surface material covering a mineral deposit.

Paleozoic era - Major interval of geologic time that began about 540 million years ago with an extraordinary diversification of marine animals during the Cambrian Period and ended about 245 million years ago with the greatest extinction event in Earth history.

Palladium - A silver white metallic element belonging to the platinum group. Somewhat less expensive than platinum, it also does not tarnish, has good working properties and weighs only a little more than half as much making it a favored for use in large earrings. Palladium is sometimes alloyed with gold to obtain a greenish tint.

Physiographic - The physical features of the land, in particular its slope and elevation.

Placer deposit - An occurrence of generally unconsolidated sand and gravel that is found to contain valuable constituents, such as gold, tin, and diamonds.

Platinum - One of the three "precious metals" along with gold and silver, platinum is the rarest of them all. It is harder than the other precious metals and has a higher melting point, making it difficult to alloy and work with. Platinum is silvery-white in color, almost never causes allergic reactions and is resistant to tarnish.

Plutonic rocks - Rocks supposed to have been produced by igneous action in the depths of the Earth.

Porphyry - Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in a fine-grained ground mass. Often associated with large tonnage copper deposits which are amenable to open pit mining.

Precious metal - Any of several metals, including gold and platinum, that have high economic value - metals that are often used to make coins or jewelry.

Prospect - a. The location or probable location of a mineral deposit. b. An actual or probable mineral deposit.

Prospecting - In the broad sense, prospecting refers to exploration. In the strict sense, prospecting describes the search for surface mineralized showings (by prospectors).

Quartzite - A stone which was formed in water deposited sediments and consists of sand grains which have been cemented together. It can be chipped, but is difficult to work.

Schist - Fine-grained rock, altered after formation by heat or pressure or both, so that mineral content is in roughly parallel layers. It can therefore be split into thin plates

Soil sampling - The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content

Showings – Appearances.

Sinkhole - A depression in the land surface that results from the collapse or slow settlement of underground voids produced by solution weathering. The rock being dissolved is normally limestone but can also be salt, gypsum or dolostone.

Skarn - A term used to describe the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite rock formation. A highly altered rock generally because the addition of large amounts of silica, aluminum, iron and magnesium often due to contact metamorphism of limestone, dolomite or the addition of limey minerals at some into the pre-altered rock.

Syenite - A coarse-grained intrusive igneous rock of the same general composition as granite but with the quartz either absent or present in relatively small amounts. The feldspars are alkaline in character and the dark mineral is usually hornblende. Soda-lime feldspars may be present in small quantities. The term syenite was originally applied to hornblende granite like that of Syene in Egypt, from which the name is derived.

Stockwork – A  complex system of structurally controlled or randomly oriented veins. Stockworks are common in many ore deposit types and especially notable in greisens. They are also referred to as stringer zones.

Tourmaline - a crystal silicate mineral compounded with elements such as aluminium, iron, magnesium, sodium, lithium, or potassium. Tourmaline gem stones come in a wide variety of colors. The name comes from the Sinhalese word "turamali" or "toramalli", which applied to different gemstones found in Sri Lanka.

Trenching - The digging of long, narrow excavation through soil, or rock, to expose mineralization.

Vein - A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source

VLF electromagnetic survey a ground survey technique using very low frequency (3-30 to 30 kilohertz) electromagnetic waves

Volcanic rocks - Igneous rocks formed from magma that has flowed out of or has been violently ejected from a volcano.

DESCRIPTION OF BUSINESS

In General

Angkor Wat was incorporated in Cambodia on June 26, 2006. We are an exploration stage company (i.e. a company engaged in the search for mineral deposits (reserves) which is not in either the development or production stage). We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.

We currently own a 100% interest in three mining claims located in Cambodia and described as follows:

—

the Senator Project;

—

the Angkor Wat (or Rom Dey Vein) Project; and

—

the Porphyry Creek Project.

We also have a 120 day option to move to agreement on the terms of a Letter of Intent to contract to acquire certain property and mining concessions in Mexico, described as the Analhi Project. The 120 day option period commences from the date our Consulting Geologist tables his report on the property, which is expected on or before August 15, 2008, meaning the option period will expire on approximately December 14, 2008.

Plan of Operation

We plan to immediately raise $5,000,000 of which $4,000,000 will be applied towards exploration on all projects to delineate gold, copper and base metal resources. The remaining $1,000,000 will be used as working capital and for additional tenement acquisitions within Cambodia and other areas of high opportunity as identified by our independent consultants.

Our 24 months staged Exploration and Drilling Works program (the “Works Program”) is designed to prove up the reported reserves estimates of gold and other precious metals. We plan to start the Works Program in or around October, 2008, at the beginning of the Cambodian dry season, to advance as a priority three projects, Senator, Angkor Wat and Porphyry Creek by completing exploration drilling, preliminary metallurgical test work and scoping studies with the aim of commencing resource definition drilling at the start of Year 3 in October, 2010. Running in parallel on the projects will be completions on data compilation, geological mapping, surface geological sampling and geological surveys to define drill targets.

We have allowed for all exploration staff costs in the various cost categories of the Works Program and have included a 10% contingency on all project budgets to allow for cost over-runs on equipment maintenance, logistical problems due to inclement weather and for replacement of exploration staff if required.

The Works Program is divided into two stages, as follows:

Stage 1 (October 2008 to April 2009) will include:

—

data compilation

—

surface and underground geological mapping

—

surface and underground geochemical sampling

—

geophysics

—

definition of drill targets

Stage 2 (May 2009 to September 2010) will include:

—

exploration drilling

—

preliminary metallurgical test work

—

scoping studies

The Senator and Angkor Wat gold deposits represent immediate drill targets. Geological mapping and surface geochemical sampling including soil sampling and trenching along the known strike length of both vein systems will be completed prior to drilling, in order to optimize drill hole locations. A program of bulk sampling of the eluvial gold deposits to test the thickness and grade of the eluvium will also be completed.

Completion of Stage 1 (all components) and the Stage 2 (drilling component) of the exploration program at the Senator lands is planned for the period October 2008 through April 2009 utilizing the dry season. The Stage 2 (metallurgical testwork and scoping study) will be completed during the period May to September 2009. We have planned for a combined total of 3,000m of exploration drilling to test the two deposits. Drilling will be a combination of diamond core drilling and reverse circulation percussion drilling.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Our consulting geologists have recommended a 24 month process of exploration for each of the Cambodian claims. We have not yet commenced the initial phase of exploration on any of our properties.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with the next phase based upon the analysis of the results of the preceding phase. Management will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on our sites in Cambodia in order to ascertain whether they possess economic quantities of precious metals. Our Cambodian properties and the Mexican property under option are without known reserves. There can be no assurances that economic mineral deposits exist on any of our properties until appropriate exploration work is completed. Even if we complete our proposed exploration programs and we are successful in identifying mineral deposits, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have commercially viable mineral deposits.

About Our Mineral Claims

In April, 2007, the Company commissioned mining industry consultants Behre Dolbear Australia Pty Ltd (“BDA”) to prepare a Technical Report on its exploration projects in Cambodia in compliance with the requirements of Canadian National Instrument 43-101, Standard of Disclosure for Mineral Projects. The resulting Technical Report dated May 25, 2007 (the “Technical Report”) describes the essential features of the Company’s exploration projects in Cambodia and the exploration programs recommended to evaluate the projects. The report reviews the areas of geology, exploration and notes the tenement, title and legal status of the projects.

The principal consultants engaged in the review on behalf of BDA were:

—

George Brech (MSc, MAustIMM) is a senior Associate of BDA and a geologist with over 35 years experience in exploration and mining projects in Australia, Southeast Asia and Africa. He has extensive experience in the areas of resource/reserve estimation, project feasibility and development, exploration and mine geology. For the past 15 years, Mr. Brech has been involved with exploration, mining project evaluation and feasibility studies in Southeast Asia and Australia.

—

Malcolm Hancock (BA, MA, FAustIMM, FGS, MIMM, MGSA, MMICA) is Executive Director of BDA and a geologist with more than 35 years experience in exploration and mining projects, principally in Australia, Africa and Southeast Asia. He has extensive experience in the areas of resource/reserve estimation, reconciliation, project feasibility and review, independent expert and due diligence report, mine geology and mining operations. He has been involved in the feasibility, construction and commissioning of several mining operations. He has worked on both open pit and underground mines.

BDA’s parent company, Behre Dolbear & Company Inc., was founded in 1911 and is the oldest continually operating mineral industry consulting firm in the world. The firm specializes in mineral evaluations, due diligence assessments, independent expert reports and strategic planning, as well as technical geological, mining and process consulting.

None of BDA, Mr. Brech or Mr. Hancock have any family or other relationship with our executive officers or directors.

Neither the principals nor associates of BDA have any material interest or entitlement in the securities or assets of the Company. BDA was paid a fee for the Technical Report comprising its normal professional rates and reimbursement of expenses. The fee was not contingent on the conclusions contained in the Technical Report.

Further to their review, BDA made the following general recommendations:

—

The Company recruit a highly experienced senior geologist with both exploration and resource definition experience to manage the exploration program and negate potential logistical and cost problems that could ensue from running geographically widely spread, logistically difficult, and time constrained exploration programs in Cambodia and possibly Mexico.

—

The Company consider giving priority to the evaluation of the Senator and Angkor Wat projects which have known gold mineralization and to move immediately to commence drilling the grassroots copper and gold project of the Porphyry Creek project currently planned for Year 2 of the Company’s exploration and drilling program.

Mineral Exploration Licences in Cambodia

The Company is registered with the Cambodian Ministry of Industry, Mines and Energy (“MIME”) to conduct exploration and mining activities in Cambodia. The Company is also licensed to conduct exploration activities on each of its Cambodian properties.

A Mineral Exploration License in Cambodia is normally granted for an initial period of two years and is renewable twice for additional two year periods, providing for a total exploration period of  six years. At the end of the six year exploration period, a license holder can apply to MIME for an extension to carry out feasibility studies on any potential mining project located within the license area. Land rental costs for exploration licenses are $20 per sq km for the first two years, rising to $30 for years 3 and 4 and $40 for years 5 and 6. Relinquishment of 30% of the license area is required at the end of Year 2, but the Company may decide which 30% of the license area will be relinquished.

On completion of a feasibility study, the license holder can apply to the Council for the Development of Cambodia (“CDC”) for an Industrial Mining License (“IML”) which can be granted for a period of up to 30 years. Mineral royalties, tax rates and other conditions relating to a mining operation in Cambodia are normally negotiated with the Government at the time of the application for an IML.

Company Projects

Senator Project

This Senator lands are located in the north of Cambodia, approximately 260 kms north of the capital city of Phnom Penh, in an area with a history of small-scale gold mining and is considered to have potential for hosting eluvial and hard rock open pittable and underground gold resources.

The Company was granted a mineral exploration license for gold and other metallic minerals over the Senator lands on February 27, 2007. The license area is 750 hectares. The Company holds 100% of the license.

Management considers the Senator Project to be a very promising exploration target. From 1963 through 1965, Bureau de Recherches Geologiques et Miniere (“BRGM”) mapped and reported on the Senator lands. Amongst other things, BRGM reported on significant underground workings and produced map references and reconnaissance geological surveys. From pits and trenches, BRGM reported average grades of 31 g/t of gold. This project has a reported 105 meters long adit following an average 1.5 meter wide multi-metallic massive sulfide vein with recoverable free gold. The initial target is a multi metallic quartz vein system up to about 1.5 meters width. Small, local miners are working a saprolitized (i.e.weathered) quartz vein with high-grade gold content four kilometers ESE of the historical workings on the property which supports the potential for additional styles and occurrences of mineralization on the project grounds.

Geology

Geologist visits in April, 2007 identified low lying alluvial covered area northward from Kompong Thom. Traveling along Highway 6, 60 km north of Kompong Thom, the road rises upwards onto the outcropping area in the Siem Reap-Stung Treng Volcano-Sedimentary Fold Belt geological province. As the road makes a quick rise near the Senator lands, much of the surface float rock appears to be intrusive rocks possibly granodioritic. Extensive areas of outcrop and float boulders from weathered near surface sub-cropping suggest that there is a series of exposed intrusive rocks along the road for at least approximately 30 km. This demonstrates an area of extensive intrusive activity and it is dated as a late staged event that would allow alteration of the surrounding country rocks. This environment is favorable for various styles of mineralization and always is an attractive target for regional exploration activity. The area is known to host a number of base metal and gold occurrences as published on various mineral resource maps of Cambodia.

Sampling

The Company carried out reconnaissance sampling in the project area, consisting of float and rock chip samples and grab samples from pits and mullock dumps. Samples were sent as whole rock samples direct to ALS Chemex laboratories in Canada, for geochemical analyses. ALS Chemex, is a leading provider of assaying and analytical testing services for mining and mineral exploration companies. Specializing in the analysis of a variety of sample types (soil, sediment, rock cuttings, core), ALS Chemex offers a comprehensive range of packages designed to suit the needs of the industry. ALS Chemex carried out sample preparation at the laboratory including crushing and pulverizing of samples to prepare assay pulps.

Grab samples of mullock dump material at the Senator deposit returned values ranging from 3.6 g/t to 44.0 g/t gold. A series of old, small Chilean mills combined with a short sluice box produced very high concentrations of metals in a working concentrate and the actual small tailings. These included up to 298 g/t and 28 g/t gold, 955 g/t silver, 6% copper, 29% lead and 14% zinc.

Management considers the ALS Chemex sample results as very positive and demonstrative of a high degree of mineralization potential on the Senator Project lands.

Work completed to date

We have not completed any work on the Senator lands.

Current state of exploration and/or development

Management intends to commence a comprehensive works program in October 2008.

Plant and equipment

There is no equipment or electricity on the Senator Project property. Electrical power required to conduct exploration activities will be provided by gas or diesel generators that we have on site.

Accommodation quarters, office and structures housing the crushing mill operations are in existence and are being used.

Adequate water supplies for the exploration camp and drilling equipment is readily available.

Observations

Six samples were obtained from the property to get a feeling on the style and upper values of mineralization from the formal working area. These samples identified float dump material with values up to 44 g/t gold, 9 g/t silver, 2670 ppm lead and 1115 ppm zinc. Samples from the tailings from a small Chilean mill and sluice recovery system presented results of 28 g/t gold in the tailings. A possible concentrate material (hand panned?) was sampled and it returned 298 g/t gold.

Another artesian working area, located 1.5 km southeastward from the formal site presented a different view of mineralization and setting. A strongly weathered quartz vein (saprolite) was being mined by hand and a select grab sample returned no gold but 978 g/t silver and very high base metal values of 29% lead, 14.3% zinc and 6.05% copper.

The significance of the Senator Project is represented by identified high grade metal system and the impact on the regional picture for mineralization potential. BDA and field geologists feel that the Senator Project mineralization could be related to some intrusive event that could in itself host a porphyry style of mineralization.

The licenses in the Rovieng area (Senator, Angkor Wat & Porphyry Creek) cover host rocks that probably represent the lower (Triassic) parts of the Khorat Basin.

—

All of the mineralization reviewed to date appears to be closely associated with the Jurassic intrusives that cut through the basement and lower units of the Khorat Basin. In most cases these intrusives are quartz diorites and granodiorites.

—

Most of the mineralization reviewed to date appears to be intrusive- related vein-style deposits, but the geological environment suggests the potential for larger stockwork, brecca pipe and replacement styles.

—

The intrusives have consistent fine grainsize, but rare porphyry textures indicating a shallow plutonic environment of intrusion. This appears to be an ideal crustal level for the development of Intrusion Related Gold (IRG) deposits.

—

The Phnum Lung deposit in the Senator Project lands is probably an intrusive related vein system. The historical workings indicate it is of sufficient size and may have potential for down dip and strike extensions that could be explored by drilling. Alluvial workings and various historical reports suggest that there may be other similar veins in the vicinity that have not been explored or developed. Abundant tourmaline alterations in the surrounding granite suggests the possibility for Sn-W mineralization.

Physiography

The Senator lands are located in cleared rain forest which now consists of a patchwork forest varying from sparse to dense cover surrounded by open areas of grass and low bush. The surrounding countryside of the project area is inhabited by local villagers working in rice paddy fields and growing other crops in small plantations.

Exploration and Drilling

The Senator Project vein represents an immediate drill target to test areas along the strike and down dip of the existing workings. Management believes that the central section in the vicinity of the granite contact should be the highest priority target. Holes should be drilled from the north side of the vein to the south. The hematite in the ore is usually magnetic and should provide a good guide to ore via the use of surface magnetic surveys. A trenching program would be advisable over the main vein to resolve the dip direction prior to drill planning. A geological mapping and soil program over the remainder of the license would be the best approach for searching for additional veins (particularly the second vein reported by a Delcom report in 2005) and strike extensions of the main vein. Soil lines should be oriented N-S with the 50m sample spacing and 200m line spacing. Exploration drilling of 3,000m is planned with a combination of diamond core drilling and reverse circulation  percussion drilling.

Management believes that in all of the areas Airborne EM methods would be a fast and effective way to search for the sulphide rich akarns and to detect large sulphide rich veins or breccias. Airborne magnetic surveys would quickly identify magnetic skarns and intrusives that are driving the hydrothermal systems.

Upon receipt of sufficient funding, the Company plans to immediately conduct bulk sample testing of the eluvial deposits surrounding the Senator Project site using gravity circuit equipment.

Previous operations

The Senator area has a history of small scale gold mining. From the 1950’s to the 1970’s it was worked discontinuously by artisanal miners. In the 1970’s, French minerals exploration concerns mapped and reported on the underground workings, shafts and tunnel locations on the Senator Project lands.

Delcom Cambodia Pte Limited (“Delcom”), a Malaysian company, was issued an exploration license over the Senator Project area in 1994 and carried out exploration of the Senator Project deposit over a number of years. Delcom’s license lapsed in 2005. Delcom (reports held by the MIME) Explorations included development of three shafts and a number of open cut workings over a strike length of 280m. Shafts extend to a depth of approximately 130m and drives were developed on two levels at a depth of 40m and 100m. Delcom treated gold-bearing ore but no production statistics are available.

Delcom reported to MIME that the sulphide-rich mineralization at the Senator deposit contained high gold grades up to 100g/t of gold and that the quartz-rich ore contained up to 10g/t gold.

Angkor Wat (Rom Dey Vein) Project

The Angkor Wat Project lands are located immediately adjacent to and southeast of the Senator Project lands.

The Company was granted a mineral exploration license for gold and other metallic minerals over the Angkor Wat lands on February 27, 2007. The license area is 5,400 hectares. The Company holds 100% of the license.

Workings

The main historical working in the area is the Rom Dey vein. Field inspections located another collapsed shaft with a large set of mullock dumps within reasonable proximity of the Rom Dey vein. Locals working at this shaft reported that it had originally been worked by the French. It seems likely that this is the site of the original Rom Dey vein.

Several associated workings indicate the Rom Dey shaft targeted a vein that strikes NNW for a distance of approximately 50m and dips sharply East. No material vein material could be located on the dumps, but some small fractures in the wall rocks contained traces of quartz, calcite, chalcopyrite and tourmaline. The host rock is a fine grained quartz diorite with an unusual pink-colored albite-chlorite alteration assemblage. Some rocks on the dump have patches of strong sericite alteration. It seems likely that this is a similar style of mineralization to the Senator Project vein.

A more recent slot working approximately 80m to the east follows another narrow vein that strikes NW for about 50m then dips almost vertical. All of the area around these shafts is covered with small colluvial workings in laterite. The laterite is approximately 1m thick and rests on weathered quartz diorite.

Another site with active local workings was located during field inspections of the Angkor Wat site at 496800mE.. The workings consist of a line of shafts striking WNW over a distance of approximately 75m. The shafts are vertical to about 10m deep in strongly weathered quartz diorite. Again, the shafts are surrounded by a large area of small workings in lateritised colluviums. Ore from the shafts appear to be weathered quartz diorite with minor vein quartz material. Several float rocks of gossan after sulphide vein were observed at surface. One float rock of massive magnetite (Skarn) was located near the shafts.

Geology

The Angkor Wat lands contains several large areas of colluvial gold workings and it is clear from the distribution of the workings that the source has not yet been identified. Considering the geological environment and the known mineralization in the area, it seems likely that the source is a number of veins or stockwork zones similar to the those found on the Senator lands (i.e. intrusive related polymetallic style). The geology can be summarized as follows:

—

The licenses in the Rovieng area (Senator, Angkor Wat & Porphyry Creek) cover host rocks that probably represent the lower (Triassic) parts of the Khorat Basin.

—

All of the mineralization reviewed to date appears to be closely associated with Jurassic intrusives that cut through the basement and lower units of the Khorat Basin. In most cases these intrusives are quartz diorites and granodiorites.

—

Most of the mineralization observed to date appears to be intrusive related veins style deposits, but the geological environment suggests potential for larger stockwork, breccia pipe and replacement styles. There is some potential in the Porphyry Creek license for a porphyry type mineralization system.

—

The intrusives have consistent fine grainsize, but rare porphyry textures indicating a shallow plutonic environment of intrusion. This is an ideal crustal level for the development of Intrusion Related Gold (IRG) deposits.

—

The Jurassic intrusive suite in Cambodia is similar to classical IRG related suites. Classical IRG suites are generally transitional 1 type-A type and have some granite associated Sn W mineralization.

Sampling

Grab samples collected from the Rom Dey deposit and analyzed by ALS Chemex laboratories in Canada returned values ranging from 0.1 g/t to 71.9 g/t gold. Delcom reported that the eluvial deposits cover an area of 15 square kms or 1500 hectares. Data on the thickness and grade was not available.

Work completed to date

We have not completed any work on the Rom Dey Project lands.

Current state of exploration and/or development

A comprehensive works program is planned to commence in October 2008.

Plant and equipment

There is no equipment, infrastructure or electricity on the Rom Dey Project property. Electrical power required to conduct exploration activities will be provided by gas or diesel generators that we will bring on site.

Adequate water supplies for the exploration camp and drilling equipment is readily available.

Additionally, we have significant relationships with well equipped Australian and Vietnamese drilling contractors operating in Cambodia, from which we intend to purchase and or lease the rigs required to meet our drilling program targets.

Exploration

The most effective exploration technique in the Angkor Wat lands is likely to be mapping of the colluvial working followed up with trenching to locate the source of the gold. A wide spaced soil sampling and geological mapping program would be an effective first step for exploration on the remainder of the property. Since the veins in this area are known to include some magnetic hematite and magnetite, BDA suggests that ground magnetic surveys are also likely to be an effective exploration tool.

In Senator and Angkor Wat project areas, management believes that the airborne EM method would be a fast and effective way to search for the sulphide rich skarns and may also detect large sulphide rich veins or breccias. Airborne magnetic surveys should quickly identify magnetic skarns and intrusives that are driving the hydrothermal systems.

The Angkor Wat gold deposits represent immediate drill targets. Management plans to obtain geological mapping and surface geochemical sampling including grid soil sampling and trenching along the known strike length of the veins systems prior to drilling in order to optimize drill hole locations. A program of bulk sampling of the eluvial gold deposits to test the thickness and grade of the eluvium is also planned. The planned exploration drilling will be a combination of diamond core drilling and reverse circulation percussion drilling to test the deposits.

Previous operations

The Angkor Wat area has a history of small scale mining similar to the Senator Project. Based on the Delcom findings and reports from local artisanal miners, management believes the Angkor Wat lands have the potential for hosting alluvial and hard rock open pittable and underground gold resources.

The Angkor Wat gold deposit is located approximately 4 km from the Senator deposit and is currently being worked by local villagers.

Bureau de Recherches Geologicaques et Miniere (“BRGM”) carried out reconnaissance geological survey of both the Senator and Angkor Wat deposits in 1963 and reported a yield of 3.0 kilograms of gold from 97 tonnes from pits and trenches equivalent to an average of 31 grams per tonne (“g/t Au”). The United Nations Economic and Social Commission for Asia and the Pacific (“ESCAP”) reported in its Minerals of Cambodia publication that BRGM carried out 500m of diamond core drilling at the Rom Dey deposit from 1963 to 1965. BRGM reported grades ranging from 7.1g/t to 20.4g/t gold.

Delcom and other local artisinal miners delineated eluvial gold-bearing deposits adjacent to the Senator deposit and also at the Angkor Wat gold deposits. Eluvial deposits in both areas have been exploited and tested by an extensive network of shallow pits, costeans and shafts. Local villagers are currently recovering gold at the Rom Dey deposit from eluvial deposits and from narrow veins in near-surface oxidized rock.

Porphyry Creek Project

This is a grass roots project located approximately 290 km north of Phnom Penh and 30km north of the Senator Project in an area considered to have potential to host a copper porphyry system with copper and gold mineralization, based upon reconnaissance geological mapping and sampling.

The Company was granted a mineral exploration license for gold and other metallic minerals over the Porphyry lands on January 29, 2007. The license area is 9,000 hectares. The Company holds 100% of the license.

Geology

The Porphyry Creek Project is a multiple style mineralization project. BDA sampled and observed an interesting new style of mineralization for Cambodia on the SW edge of the ground that suggests there is a copper porphyry that underlies the project, either directly beneath the sampled outcrop or in a really close sense. A select sample of the chalcopyrite and malachite/azurite micro-veining appearing near vertical in fairly close spacing (10 to 15 veinlets of 0.5 to 1.0 mm thickness per meter) produced results up to 1% copper in the quartz rich granodiorite outcropping in the stream and banks of a small drainage. Management considers this to be a very significant find.

The ground falls across 2 topographic and 2 geological map sheets with the south-western corner near the junction of the map sheets at 105 degrees and 13 degrees 30 minutes. The ground is variably hilly rising from about 60 meters to 190 meters elevation. It is crossed by a number of small streams with a major stream, the Stung Sen, which is approximately 5km to the East. There is limited population on the ground in the area and towards the northeast some villages are seen.

With the help of geological maps, known sites were plotted according to the geological settings with sampled projects. This showed the presence of mapped intrusives that could be centrally located or proximal enough to drive a hydrothermal system to create some of the observed metal occurrences. The intrusions have been mapped even showing segredation and possible complex emplacement late into a preexisting mixed assemblage of rocks. The suggested structural setting is complex and extensive and the timing of the intrusives is similar to other porphyry deposits in Asia.

Consulting geologists have observed high grade metal veining systems in multiple sites. There is a hint of possible zonation of base and precious metals and styles that are similar to setting observed associated with porphyry deposits known to BDA in North America and sites recently studied in Mongolia.

Work completed to date

We have not completed any work on the Porphyry Creek Project lands.

Current state of exploration and/or development

Reconnaissance geological and mapping to commence in October 2008.

Plant and equipment

There is no equipment, infrastructure or electricity on the Porphyry Creek Project property. Electrical power required to conduct exploration activities will be provided by gas or diesel generators that we will bring on site.

Adequate water supplies for the exploration camp and drilling equipment is readily available.

Additionally, we have significant relationships with well equipped Australian and Vietnamese drilling contractors operating in Cambodia, from which we intend to purchase and or lease the rigs required to meet our drilling program targets.

Licences

The licenses in the Rovieng area (Senator, Angkor Wat and Porphyry Creek) cover host rocks that probably represent the lower (Triassic) parts of the Khorat Basin.

All of the mineralization reviewed on site appears to be closely associated with Jurassic intrusives that cut through the basement and lower units of the Khorat Basin. In most cases these intrusives are quartz diorites and granodiorites.

The Porphyry Creek license includes a large area of propylitic alteration and some weak mineralization that may represent the peripheral parts of a porphyry mineralization system. Samples also suggest that it may also contain intrusive related breccia pipe or vein style mineralization similar to the Senator license.

Observations

BDA observations of both fracture controlled copper mineralization and weak to moderate alteration with some disseminated copper mineralization within the altered granite rock mass has major significance as these may represent the surface expression of a deep seated copper or copper-gold type porphyry mineralization target.

Most of the mineralization observed to date appears to be intrusive related vein style deposits, but the geological environment suggests potential for larger stockwork, breccia pipe and replacement styles. There is potential in the Porphyry Creek license for a porphyry type mineralization system.

The intrusives have consistent fine grainsize, but rare porphyry textures indicating a shallow plutonic environment of intrusion. This is an ideal crustal level for the development of Intrusion Related Gold (IRG) deposits.

Exploration

The immediate exploration approach in the Porphyry Creek area is reconnaissance mapping and sampling to locate additional evidence of copper mineralization and veining that may represent the core of a porphyry mineralization system. Particular effort is planned to be focused on locating the source of the mineralized breccia samples provided by third party prospectors.

We have planned for 1,500m of diamond core and exploration drilling

In all of the areas management believes that the Airborne EM methods would be a fast effective way to search for the sulphide rich skarns and may also detect large sulphide rich veins or breccias. Airborne magnetic surveys would quickly identify magnetite skarns and intrusives that are driving the hydrothermal systems.

Previous operations

We are not aware of any previous exploration or other mining operations on the Porphyry Creek Project lands.

Analhi Project - Mexico

According to Consulting Field Geologist, this mining concession (Title No: 230751) has gold values, rare earths and copper compounds (oxide, carbonates, sulphates). At the surface it is possible to see an outcrop of about 1 million metric tones of ore.

Batch samples analyzed at the ALS-CEMEX laboratory showed results of up to 9.9 g/t gold, 15.25 g/t silver and 1.07% copper.

The Analhi Project is located 50 kilometers to the east of Guasave City at Sinaloa state, Mexico, about 10 kilometers from water and power supplies, 30 kilometers away from a railroad station and about 120 kilometers from the pacific sea port of Topolobampo.

We have a 120 day “Option Agreement” to conduct a geological survey then based upon findings, move to a Purchase Agreement over the property. The 120 day Option Agreement commences from the date of the initial field Geologist’s report, due August 15, 2008.

Based upon the Field Geologist’s review of bore hole logs, reports and photographs, leading to findings and recommendations, we would plan to factor the project into our Exploration and Drilling Works program and our revised NI43-101 Report. The ease of access to 1 million metric ton of ore, opens up the possibility of immediate recovery of free gold and potential cash flow for the Company.

Proposed Program of Exploration and Development

Our exploration programs are directed at defining mineral resources at all the project sites, within a realistic timeframe. We plan to carry out exploration on all projects over a two year period from October 2008 to September 2010 with the aim of advancing the projects to a stage where they are ready for resource definition drilling as at the beginning of Year 3. Porphyry Creek is slated to be progressed to completion of initial exploration drilling of defined drill targets by the end of Year 2.

The Work Programs will be divided into two stages. Stage 1 includes the following:

—

Data compilation

—

Surface (and underground) geological mapping

—

Surface (and underground) geochemical sampling

—

Geophysics

—

Definition of drill targets

Stage 2 includes the following:

—

Exploration drilling

—

Preliminary metallurgical testwork

—

Scoping studies

The Senator and Angkor Wat gold deposits represent immediate drill targets. Geological mapping and surface geochemical sampling including grid soil sampling and trenching along the known strike length of both vein systems will be completed prior to drilling in order to optimize drill hole locations. A program of bulk sampling of the eluvial gold deposits to test the thickness and grade of the eluvium will also be completed.

Completion of Stage 1 (all components) and the Stage 2 (drilling component) of the exploration program on the Senator lands are planned for the period October 2008 through to April 2009 utilizing the dry season. The Stage 2 (metallurgical testwork and scoping study) will be completed during the period May to September 2009. We have planned for a combined total of 3,000m of exploration drilling to test the Senator and Angkor Wat deposits. Drilling will be a combination of diamond core drilling and reverse circulation (“RC”) percussion drilling.

Porphyry Creek is a grassroots project. We plan to carry out geological mapping and surface geochemical sampling to locate the hydrothermal system that is indicated from previous reconnaissance mapping. Stage 1 (data compilation, reconnaissance mapping and surface sampling) from October 2008 to April 2009 during the dry season,  and complete Stage 1 (geological mapping, surface sampling, geophysics and drill target definition) and Stage 2 (all components) all components from January to September 2010. We have planned for 1,500m of diamond core and RC exploration drilling.

Projects	Stage Specifics	Time Frame
Senator

Stage 1: Data Compilation

Surface (& underground) geological mapping

Surface geological sampling

geophysics

definition of drill targets

Exploration drilling

Stage 2: Preliminary metallurgical testwork

Scoping study

October 2008 – April 2009 May 2009 – Sept 2009
Angkor Wat (Rom Dey Vein)

Stage 1: Data Compilation

Surface (& underground) geological mapping

Surface geochemical sampling

Geophysics

Definition of drill targets

Exploration drilling

Stage 2: Preliminary metallurgical testwork

Scoping study

October 2008-April 2008 May 2009-Sept 2009
Porphyry Creek

Stage 1: Data compilation

Reconnaissance geological mapping

Surface geological sampling

Surface geological mapping

Surface geochemical sampling

Geophysics

Definition of drill targets

Stage 2: Exploration drilling

(1,500m of diamond core & RC)

Preliminary metallurgical testwork

Scoping study

October 2008-April 2008 October 2008-Dec 2008 January 2010-Sept 2010
Analhi Project	Data compilation Surface geological mapping Surface geochemical sampling	Based upon Geologist’s recommendations

Raw Materials

A base camp has been established at the Senator and Porphyry Creek areas. The same is to occur at the other sites.

The raw materials for our exploration program include camp equipment, sample bags, first aid supplies, groceries, diesel fuel and propane. All mining equipment necessary for digging, trenching, transporting etc are to be held in the Company storage areas. All other necessary materials are readily available in locations in Cambodia and Mexico close to the project sites from a variety of suppliers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks other than experience and know-how. Additionally, we have no royalty agreements or local labor contracts.

Compliance with Government Regulations

The Ministry of Industry, Mines and Energy (“MIME”) is the main government agency that implements the country's mineral law and policy. MIME's Department of Geology and Mines and Department of Energy are responsible for developing the country's mineral resources, providing mining assistance to the private sector, and administering mining-related regulations and inspections. The Cambodian Development Council (“CDC”) is the government agency that grants exploration licenses to investors. If exploration is successful, investors are required to present a master project plan to the CDC before being granted a mining license.

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Cambodia

Under the Management and Exploitation of Mineral Resources Law of 2001, resource developers in Cambodia must obtain the appropriate licenses and permits from MIME. In order to obtain a mineral exploration license or an industrial mining license, developers must submit detailed exploration work programs, environmental impact assessments, and environmental management plans.

Exploration and mining companies are required to pay fees for registration, exploration and mining licenses, renewal of licenses, transfer of rights and annual land rentals at rates as determined by MIME and the Ministry of Economy and Finance.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the relevant authorities. Items such as waste approvals may be required from the relevant authorities if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the BDA geological report.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position, or us in the event that a potentially economic deposit is discovered.

If we anticipate disturbing ground during our mineral exploration activities, we will be required to make an application for a permit. The initial exploration activities on the Company’s concessions (geochemical sampling and reconnaissance work, grid preparation, geological mapping, and magnetometer and soil surveys) do not involve ground disturbance and as a result do not, at this time, require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, of which there is no assurance, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. The regulatory requirements that we will have to meet will likely include:

(i)	Ensuring that any water discharge meets required water standards;

(ii)	Dust generation will have to be minimal or otherwise re-mediated;

(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(iv)	All materials to be left on the surface will need to be environmentally benign;

(v)	Ground water will have to be monitored for any potential contaminants;

(vi)	The socio-economic impact of the project will have to be evaluated and, if deemed negative, will have to be re-mediated; and

(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

As an exploration stage company, we compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral property.

Employees

We have no employees other than our two executive officers. We do not intend any material change in the number of employees over the next 12 month. We are conducting and intend to conduct our business largely through professionals and consultants on an as needed contract basis.

Apart from six consulting geologists and a metallurgist, the Company has previously used and has a proven team of six mining personnel (production, engineering and mining) at call, to be contracted to work on the Company’s projects.

Research and Development

The Company does not have an R&D department or laboratory area in which to conduct analyses on samples.

All analyses of samples for technical reports, obtained by Independent Geologists and Metallurgists, and sealed, are conducted by laboratories in Vancouver, British Columbia, Canada and Perth in Western Australia.

Reports to Security Holders

Although we are not required to deliver an annual report to security holders, we intend to voluntarily send an annual report to security holders including audited financial statements.

We are a reporting company. As a reporting company we are required to file quarterly, annual, quarterly, beneficial ownership and other reports with the Securities and Exchange Commission (the “Commission”).

You may read and copy any materials we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the Commission's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov.

RISK FACTORS

Readers should carefully consider the risks described below before deciding whether to remain a holder of the Company’s common stock or purchase additional shares of common stock .

If we do not successfully address any of the risks described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investor/shareholders may lose all or part of their investment.

We cannot assure any shareholder that we will successfully address these risks.

If we do not obtain additional financing, our business will fail.

Our current operating funds are sufficient to meet the current working capital costs of the Company for the next four months. To meet the stages of the company’s 24 month exploration and drilling program, we will need to obtain additional financing in order to complete our full business plan. We currently do not have any arrangements for financing, and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

If we fail to make required payments or expenditures, we could lose title to our mineral claims.

In order to maintain our Cambodian mining claims tenures in good standing, we must pay MIME annual land rentals for the area granted with the mineral exploration licenses for the first year after the issuing of the mineral exploration license and for each successive year within the first month of the calendar year, at the National Bank of Cambodia, and the Ministry’s bank account as follows:

The rates of land rental are:

—

Year 1 – 2

per/sq km

$15

—

Year 3 – 4

per/sq km

$30

—

Year 5 – 6

per/sq km

$50

In addition, fees for registrations, extension periods, transfer of rights, forestry and other services charges rendered by MIME are payable and form part of the exploration and drilling budgeted expenditures. Payments are essential for the Corporation to retain title to its claims as non payment could result in forfeiture with loss of investment for shareholders. All payments due and payable by the company are up to date for the 2008 calendar year.

We have yet to earn revenue from our mineral exploration and, because our ability to sustain our operations is dependent on our ability to raise financing, our accountants believe that there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $502,000 for the period from our inception on June 26, 2006 to March 31, 2008, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. LBB & Associates Ltd., LLP, Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan and planned exploration and drilling program. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in the Company is suitable.

If we deem it advisable to raise capital through equity or convertible debt financings, current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders

Given our continued need for additional capital during the exploration and drilling stage of the company’s development, our stock involves a high degree of risk, and should not be purchased by any investor or retained by existing shareholders who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for an investor who cannot afford to lose the entire investment.

A stable market for our common stock may never develop or, if it should develop, be sustained

Our common stock is quoted for trading on the OTC Bulletin Board. Even though management's strategy is to further develop a broader public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never fully develop or, if it should develop, be sustained. If a stable market for our common stock cannot be fully developed or sustained, shareholders may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose their entire investment.

We are a reporting issuer under the Exchange Act, but may lose this status and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by the NASD

As a reporting issuer under the Exchange Act, we are subject to the periodic filing and reporting requirements of the Exchange Act. We have limited experience as a reporting issuer, however, and may encounter difficulties meeting the various obligations imposed on us by the reporting system. As a reporting issuer, we are required to maintain this status in order to be traded by broker-dealers regulated by the NASD. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

If a selling shareholder sells a large number of shares all at once or in blocks, the value of our shares would most likely decline.

Our shares are quoted on the OTC Bulletin Board. If our shares are sold at a price below the current market price at which the common stock is trading, it will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall.

Investors may have difficulty liquidating their investment because our stock will be subject to “penny stock” regulation

The shares of our common stock are "penny stocks" within the definition of that term as contained in the Securities Exchange Act (generally, equity securities with a price of less than $5). The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker-dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a broader market in our stock, reducing the level of trading activity in any secondary market that may develop for our stock, and accordingly, investors in our common stock may find it difficult or impossible to sell their securities.

Our executive officers, directors and principal stockholder(s) control our business and may make decisions that are not in the best interests of minority stockholders

Our executive officers, directors and principal stockholder(s) own approximately 53% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our executive officers, directors and principal stockholder(s) may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration and drilling of our mineral claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on June 26, 2006 and to date have been involved primarily in organizational activities, acquiring our mineral claims, procuring mining equipment, obtaining technical reports, negotiating with mining personnel and consultants, and procuring seed financing. We have not earned any revenues and we have never achieved profitability as of the date of this document. Potential investors and existing shareholders should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties and the works program that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors or existing shareholders that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and shareholders would lose their entire investment.

We have no probable or proven mineral reserves and if we cannot find any, we will have to cease operations.

We have no probable or proven mineral reserves. If we do not find commercially viable mineral reserves, or if we cannot complete the exploration of the mineral reserves, either because we do not have the money to do it, or because it will not be economically feasible to do so, we may have to cease operations and shareholders may lose part or all of their investment.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds .

We have never earned any revenue and we have never been profitable. Before completing exploration and drilling on our mineral claims, we may incur increased operating expenses without realizing any revenues from our claims. This could cause us to run out of funds and make our business fail with investors losing their entire investment..

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance exploration work.

If the results of our planned (yet to be funded) 24 month exploration and drilling program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and a move to production on our mineral claims. We would face competition from other junior mineral resource and exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail with shareholders losing their entire investment.

Management’s experience in the minerals exploration business and its reliance on consulting independent geologists, metallurgists and mining engineers does not guarantee that we may not make mistakes that could cause our business to fail.

Our operations, earnings, and ultimate financial success could suffer irreparable harm if our management's experience and its ability to contract and retain capable professional consultants falls short of requirements and results.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The claims do not contain known bodies of commercial ore and, therefore, any programs conducted on the claims would be an exploratory search of ore. There is no certainty that any expenditures made in the exploration of the claims will result in discoveries of commercial quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration and drilling program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of shareholders investment.

As we undertake exploration of our mineral claims, we will be subject to compliance with government laws and regulations that may increase the anticipated cost of our exploration program.

We will be subject to mining laws and related regulations for mineral development in Cambodia and in Mexico as we carry out our exploration and drilling program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws and regulations. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements may include:

—

Water discharge that may have to meet drinking water standards;

—

Dust generation may have to be minimized.

—

Dumping of material on the surface may have to be re-contoured and re-vegetated with natural vegetation;

—

An assessment of all materials to be left on the surface will need to be environmentally benign;

—

Ground water will have to be monitored for any potential contaminants;

—

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

—

There will have to be an impact report of the work on the local fauna and flora and may include a study of potentially endangered species.

We currently have bank guarantees totaling $25,000 lodged with MIME to ensure compliance with relevant government laws and regulations. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration and drilling program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If reclamation and remediation costs exceed our cash reserves, we may be unable to complete our exploration program and have to abandon our operations.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to shareholders or investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and shareholders may lose their entire investment.

As our assets, executive officers and directors are located outside the United States of America, it will be difficult for stockholders resident in the United States to enforce within the United States any judgments obtained against us or any of our executive officers and directors

Elray is incorporated in the State of Nevada and has an agent for service in Henderson, Nevada.  The agent for service will accept service on behalf of Elray of any legal process and any demand or notice authorized by law to be served upon a company.  Elray’s agent for service will not, however, accept service on behalf of any of Elray’s executive officers or directors. Our executive officers and directors are not nationals of and are not resident in the United States and they do not have an agent for service in the United States.  In addition, all assets of Elray and the assets of Elray’s executive officer and director are located outside of the United States. Further, Elray does not currently maintain a permanent place of business within the United States.

Given the foregoing, the following will be difficult:

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Effecting service of process within the United States on our executive officers and directors;

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Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our executive officers and directors;

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Bringing an original action in a foreign court to enforce liabilities based on the U.S. federal securities laws against our executive officers and directors named in the registration statement; and

—

Enforcing any civil liabilities against the Company under the securities and other laws of the United States or any State.

Additional Risks Related to the Corporation’s business

The risks identified are not comprehensive and may vary as the business environment and the resources industry in particular faces new challenges.

Changes in the regulatory atmosphere could adversely affect our business.

The costs of complying with regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our business operations are subject to a high degree of risk and insurance may not be adequate or available to cover liabilities resulting from accidents or injuries that may occur.

Our operations are subject to risks associated to being located in harsh environments in the exploration stage. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in curtailment or suspension of our operations.

The occurrence of a significant event for which we are not fully insured or indemnified, and/or the failure of a party to meet its indemnification obligations, could materially and adversely affect our operations and financial condition. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates it considers reasonable. To date, however, we have experienced no losses.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts and performance of our senior management team. We do not currently have employment contracts with our senior executives, though a priority is to establish contractual relationship therewith. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our company, our results of operations could be adversely affected. In addition, we do not maintain life insurance on our senior executives and other key employees. The company is however, currently seeking quotes for keyman insurance cover over critical management with the company named as the beneficiary.

The economic policies of Cambodia and Mexico could affect our business.

Substantially all of our assets are currently located in Cambodia and Mexico. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in these countries.

While these countries economies has experienced significant growth in the past decade, growth has been irregular, both geographically and among various sectors of the economy. The governments have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy, but may also have a negative effect on the company. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations affecting the resources industry.

We may have difficulty establishing adequate management, legal and financial controls in Cambodia and Mexico.

Cambodia in particular, historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Cambodia. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks related to the our common stock

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

—

actual or anticipated fluctuations in our quarterly operating results,

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changes in financial estimates by securities analysts,

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conditions in the regulations governing the resources industry,

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changes  in the  economic  performance  or market  valuations  of other  companies involved in the resources industry,

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announcements by our competitors of significant acquisitions, strategic  partnerships, joint ventures or capital commitments,

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additions or departures of key personnel,

—

potential litigation, or

—

conditions in the market.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the company’s common stock.

FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating the Company’s businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation:

—

The Company’s ability to attract and retain management, and to integrate and maintain technical information and management information systems;

—

The Company’s ability to explore, discover and drill;

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The intensity of competition for exploration resources ; and

—

General economic conditions in precious and base metals markets.

All written and oral forward looking statements made in connection  with this Current Report on Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, shareholders and investors are cautioned not to place undue reliance on such forward looking statements.

Our Business

We are an exploration stage company (i.e. a company engaged in the search for mineral deposits (reserves) which is not in either the development or production stage), engaged in the acquisition and exploration of mineral properties, initially in Cambodia, with a view to exploiting any mineral deposits we discover.

The “Results of Operations” discussed in this section reflect the information and results of Angkor Wat for the period from June 26, 2006 (date of inception) to December 31, 2006, for the fiscal year ended December 31, 2007 and  for the quarter ended March 31, 2008.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements.

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Depreciable lives for long-lived assets

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Inventory costing methods

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Assumptions about pensions

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Realizability of tax carried forward losses.

The audit committee of the company is conscious of its responsibilities to become involved in understanding the company’s critical accounting estimates and work to improve the quality and transparency of the company’s disclosure provisions.

Results of Operations

We have had no operating revenues since our inception on June 26, 2006 through March 31, 2008, but have incurred operating expenses in the amount of $549,000 (combined entity) for the same period. Our activities have been financed from the proceeds of share subscriptions.

Revenues/Profit & Loss

Historical financial information for the period from June 26, 2006 (date of inception) to December 31, 2006, for the fiscal year ended December 31, 2007 and  for the quarter ended March 31, 2008 (unit: US Dollar)

Items	Inception through December 31, 2006 (audited) $	Fiscal year ended December 31, 2007 (audited) $	Three months ended March 31, 2008 (unaudited) $
Revenue	-	-	-
Total Operating Expenses	254,000	193,000	55,000
Net (loss) profit	(254,000)	(193,000)	(55,000)

Balance Sheets

Balance sheet information for December 31, 2006, December 31, 2007 and March 31, 2008 (unit: US Dollar)

Items	December 31, 2006 (audited) $	December 31, 2007 (audited) $	March 31, 2008 (unaudited) $
Total Current Assets	20,000	37,000	23,000
Total Assets	224,000	407,000	392,000
Total Liabilities	-	-	-
Common stock and additional paid in capital	478,000	854,000	894,000
Accumulated Deficit	254,000	447,000	502,000
Total Liabilities & Stockholders’ Equity	224,000	407,000	392,000

Gross Profit Margin

As the Company has not generated any revenues since inception, its gross margins Gross margins for the years ended December 31, 2006 and December 31, 2007 and for the quarter ended March 31, 2008 are nil.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (rounded to US dollars) totaled $254,000, $193,000 and $55,000 for the period from inception to December 31, 2006, for the fiscal year ended December 31, 2007 and for the quarter ended March 31, 2008.

Finance Costs

The Company has not incurred any financing costs from inception through the quarter ended March 31, 2008.

Tax Rate

The Company has no tax liabilities, no disputes and has made no provision for taxes. Additionally, the Company has no tax years under examination.

Foreign Currency Translation Adjustment

There are no foreign currency translation adjustments, as all revenue, expense, assets and liabilities items are in US dollars.

Net Incomes

From inception through the quarter ended March 31, 2008, net incomes were nil.

Accounts Receivable

Accounts receivable as at December 31, 2006, December 31, 2007 and March 31, 2008 was nil.

Liquidity and Capital Resources

As of December 31, 2007, cash and bank balances were $37,000 which accounted for 9.09% of total assets and at March 31, 2008 $23,000 for 5.9% of total assets.  The inventories as of December 31, 2007 and March 31, 2008 were nil.  For the fiscal year ended December 31, 2007 and at March 31, 2008, the Company generated nil net cash flow from operating activities whereas net cash used in investing activities was $185,000 and $6,000 respectively. Net cash provided from financing activities amounted to $376,000 and $40,000.  As a result, net cash increased by $17,000 for the fiscal year ended December 31, 2007 and decreased by $14,000.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

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Our current and future financings are and will be in United States dollars;

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We maintain our cash holdings in United States dollars only;

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Our administrative expenses are undertaken in United States dollars;

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All cash flows are generated in United States dollars.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DESCRIPTION OF PROPERTIES

For its executive and head office, the Company rents office space located at #15, 291 Street, Sangkat Boeng Kok 1, Tourl Kok District, Phnom Pehn, Cambodia, on a month-to-month basis. The lease rate is $1,500 per month.

The descriptions of our mineral projects are set out under the section entitled “Description Of Business.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this current report, by (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of the voting securities of the company; (ii) each of our directors, and (iii) officers and directors as a group.

Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders. To the best of our knowledge, there exist no arrangements that could cause a change in voting control of the company. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address Of Owner	Relationship to Company	Shares Beneficially Owned	Percent Owned (1)
Common Stock	Barry J. Lucas # 15, 291 Street, Sangkat Boeng Kok 1, Tourl District, Phnom Penh, Cambodia	Director and President	10,000,000	17.7%
Common Stock	Michael J Malbourne #Co 3 Borey Sopheak Monkul, Highway 6, Sangkat Chroy Changwa Tourl Khan Russey Keo Phnom Penh, Cambodia	Director, Secretary and Treasurer	10,000,000	17.7%
Common Stock	Neil R. Crang 4 Tullo Place Richmond Victoria Australia	Director	0	0
Common Stock	Borey Cham # 11, Street 360 Sangkat Boeng Keng Kung 3 Khan Chamcar Mon Phnom Penh, Cambodia	5% shareholder	10,000,000	17.7%

(1)

The percent ownership of shares is based on 56,437,500 shares of common stock issued and outstanding as of the date of this Current Report.

Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and director and their ages and titles as of the date of this Current Report on Form 8-K are as follows:

Name of Director	Age	Position
Barry J. Lucas	58	President and Director
Michael J. Malbourne	64	Secretary, Treasurer and Director
Neil R. Crang	58	Director

The current terms of all our board members commenced on August 12, 2008 and runs until the next annual meeting of the stockholders, unless earlier terminated.

Biographical Information

Barry J. Lucas

Barry Lucas is an Australian national from Western Australia with more than 25 years experience in the mining industry in Australia, Africa and South East Asia. Barry has been on the Board of Directors of several mining companies in Australia and is a founding shareholder, director and Chairman of Angkor Wat Minerals Ltd. During the past ten years, Barry has been actively involved in sourcing new mineral deposits throughout Asia and has strong government and business relationships in Cambodia. Barry was previously a Director of publicly listed Clifford Minerals Ltd.

Michael J. Malbourne

Michael Malbourne had more than 12 years mining projects experience in USA, Canada, Australia, New Guinea and Asia with Caterpillar Tractor Company and its dealer network. He is a certified practicing accountant, chartered secretary and registered tax agent. He has had extensive experience in senior management, marketing, finance, manufacturing and controller roles over more than 30 years with SIRF Ltd, Exicom Ltd, Pratt Industries Group & ES&A Bank Ltd. Over the past five years he has been a director of and consultant to a number of high growth companies. From 2003 to date, Mr. Malbourne has been CEO and Director of Hong Kong based Xcellink International Limited. He is a founding shareholder and director of Angkor Wat Minerals Ltd.

Neil R. Crang

Neil Crang spent 16 years in Europe including 12 years running his own trading and futures brokerage companies with 8 offices around the world. He also operated under a Securities Dealers License in Australia where he represented a number of overseas investment funds including Credit Lyonnais Rouse in London.

Since 1996 and more specifically over the past five years, Neil has been active as an international commodities broker specializing in the purchase and delivery of physical precious and base metals. His client base currently covers Asia and India. He recently raised significant pre-IPO capital for an emerging resources entity, Queensland Mining Corporation Limited and is actively involved in the strategic planning of sales of production for that company.

Significant Employees and Consultants

Lim Vatha – Angkor Wat Khmer Geologist

Chap Samnang – Angkor Wat Khmer Geologist and Mapping Specialist

George Brech – Independent Consulting Geologist & Senior Associate of BDA International &

Malcolm Hancock – Executive Director of BDA.

Nick M. Tate – Independent Consulting Geologist & Managing Director of Geomap

Dale Fanning – Independent Metallurgist [Gold, silver and copper specialist ]

Arnold Offenberg – Independent Consulting Geologist

Family Relationships

There are no family relationships between or among directors or executive officers of the Company or consultants to the Company.

Conflicts of Interest

Although Messrs. Lucas, Malbourne and Crang do not work with mineral exploration companies other than ours, they may do so in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Messrs. Lucas, Malbourne and Crang, other than a requirement that any deemed conflict is discussed at Board of Director meetings and reflected in the Board of Directors minutes.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Messrs. Lucas, Malbourne and Crang act in those capacities as our directors.

Audit Committee Financial Expert

We plan to immediately establish a working audit committee of two persons.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

From inception through the quarter ended March 31, 2008, none of the persons acting as our principal executive officer or principal financial officer (the “named executive officers”) earned, were awarded, or were paid any compensation of any kind whatsoever.

Outstanding Equity Awards at Fiscal Year-End

For the fiscal year ended December 31, 2007, none of the named executive officers held or were entitled to any securities pursuant to stock option or stock award plans.

Director Compensation

For the fiscal year ended December 31, 2007, none of the persons acting as our directors were paid compensation of any kind whatsoever.

Employment contracts and termination of employment and change-in-control arrangements

There are currently no employment agreements between the Company and any of Barry J. Lucas, Michael J. Malbourne and Neil R. Crang.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

Except as disclosed below, none of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

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Any of our directors or executive officers;

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Any person proposed as a nominee for election as a director;

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Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

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Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons

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Any person sharing the household of any director, executive officer, nominee for director or 5% shareholder of our Company.

LEGAL PROCEEDINGS

We are not a party to any material pending or threatened legal proceedings.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Empire Stock Transfer of 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the manner provided in NRS 14.020(2).

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTTERS

The principal United States market for our common equity is the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), a quotation medium for subscribing members. Our common stock is quoted for trading on the OTC Bulletin Board under the symbol ELRA.OB.

The table below sets out the range of high and low bid information for our common stock for each full quarterly period within the last fiscal year as regularly quoted in the automated quotation system of the OTC Bulletin Board.

Quarter Ended	High	Low
June 30, 2008	$0.85	$0.85
March 31, 2008	$0.25	$0.25
December 31, 2007	$0.01	$0.01
September 30, 2007	$0.20	$0.20

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On July 25, 2008, our stock closed at $0.95.

Holders of Our Common Stock

As of the date of this Current Report on Form 8-K, we had 48 holders of record of our common stock. Prior to the closing of the Share Exchange Transaction, Shaun D. Langford, both personally and in his capacity as the sole executive officer and director of the Company, was the only beneficial holder of more than five percent of our common equity. As a term of the Share Exchange Agreement, Mr. Langford agreed to return to treasury, for cancellation, all shares of the common stock of the Company beneficially held by him. Accordingly, the effect of the Share Exchange Transaction has been to reduce Mr. Langford’s holdings to less than five percent.

Dividends

We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan

We have no compensation plans under which our equity securities are authorized for issuance.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.

2470 St. Rose Pkwy, Suite 304

Henderson, NV 89074

702-818-5898

RECENT SALES OF UNREGISTERED SECURITIES

Unregistered Sales of Equity Securities

On August 12, 2008, in connection with the closing of the Share Exchange Transaction, the Company issued to the shareholders of Angkor Wat 30,000,000 shares of its common stock, par value $ 0.001, in exchange for all the issued and outstanding shares of Angkor Wat.

The share exchange transaction qualifies as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and results in the transaction qualifying as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

DESCRIPTION OF SECURITIES

The Company’s common stock is quoted for trading on Over the Counter Bulletin Board under the symbol ELRA.OB.

General Provisions of Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this Current Report, there were 56,437,500 shares of our common stock issued and outstanding held by 48 stockholders of record.

All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share, based on their percentage holdings, in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors.

In the event of a merger or consolidation, the holders of common stock will be entitled to receive the same per share consideration.

Registration Rights

We have not granted registration rights to any of our shareholders.

Grants of Options, Warrants or Securities Convertible Into Equity

To date, we have not granted any options or warrants to purchase, or securities convertible into, common equity of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of the business acquired are filed herein as Exhibits 99.1 and 99.2, specifically the financial statements required under Rule 8.04(b) of regulation SX.  In addition, the pro forma financial information is filed herein as Exhibit 99.3, specifically the financial information required under Rule 8.05 of regulation SX.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Since inception, we have had no changes in or disagreements with our principal independent accountant.

Item 5.01 Changes in Control of Registrant

The issued and outstanding shares of the common stock of Elray total 56,437,500. Prior to the closing of the share exchange transaction, Shaun D. Langford held 53.16% of the issued and outstanding shares of Elray. Concurrently with the closing of the share exchange transaction, former shareholders of Angkor Wat now hold 53.16% of the issued and outstanding shares of Elray.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2008, the Board of Directors appointed Barry J. Lucas, Michael J. Malbourne and Neil R. Crang as board members and Shaun D. Langford resigned as a Director. Also on August 12, 2008, Shaun D. Langford resigned as the sole executive officer of the Company and the Board of Directors appointed Barry J. Lucas as President and Michael J Malbourne as Secretary and Treasurer.

The biographies of the new Directors and Officers are set out in Item 2.01 above.

Item 8.01 Other Events

Change of Principal Place of Business

Effective July 31, 2008, the address of our principal place of business is:

#15, 291 Street,

Sangkat Boeng Kok 1,

Tourl Kok District,

Phnom Penh, Cambodia

Item 9.01 Financial Statements and Exhibits

Financial Statements of Businesses Acquired.

Financial statements of the business acquired for the periods specified in Rule 8-04(b) of Regulation S-X (17 CFR 210.8-04(b)) for smaller reporting companies are furnished with this report.

Pro forma financial information that would be required pursuant to Rule -05 of Regulation S-X (17 CFR 210.8-05) for smaller reporting companies is furnished with this report.

Exhibits.

Exhibit 10.1

Share Exchange Agreement, dated May 31, 2008, between Elray Resources, Inc. and Angkor Wat Minerals Ltd.

Exhibit 99.1

Audited financial statements of Angkor Wat Minerals Ltd. for the fiscal year ended December 31, 2007 and the period from June 26, 2006 (date of incorporation) to December 31, 2006

Exhibit 99.2

Unaudited financial statements of Angkor Wat Minerals Ltd. as of March 31, 2008

Exhibit 99.3

Unaudited pro forma of the combined consolidated financial statements of Elray Resources, Inc. and Angkor Wat Minerals Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	ELRAY RESOURCES, INC.
(Registrant)

By:	Barry J. Lucas
President